Exhibit 10.1

Schedule to Stock Option Agreement Under Huttig Building Products, Inc.

Amended and Restated 2001 Stock Incentive Plan

Option Holder	Number Of Shares	Exercise Price	Date of Grant
Michael A. Lupo	400,000	$2.30 per share	April 28, 2003
Michael A. Lupo	100,000	$7.23 per share	April 27, 2004
Carl A. Liliequist	100,000	$2.98 per share	August 5, 2003
Carl A. Liliequist	25,000	$7.23 per share	April 27, 2004
Thomas S. McHugh	40,000	$5.875 per share	January 29, 2002
Thomas S. McHugh	10,000	$7.23 per share	April 27, 2004
Nick H. Varsam	34,000	$5.875 per share	January 29, 2002
Nick H. Varsam	10,000	$7.23 per share	April 27, 2004
Jon P. Vrabely	10,000	$7.23 per share	April 27, 2004
Hank J. Krey	25,000	$2.98 per share	August 5, 2003
Hank J. Krey	5,000	$7.23 per share	April 27, 2004
Richard A. Baltz	10,000	$2.98 per share	August 5, 2003
Richard A. Baltz	5,000	$7.23 per share	April 27, 2004
Barry J. Kulpa	55,000	$5.875 per share	January 29, 2002